UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2018

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01.    Regulation FD Disclosure
The information contained in this Current Report on Form 8-K is being furnished by Ellington Financial LLC (the "Company") pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.
As a consequence of changes in the rules and regulations of the U.S. Commodity Futures Trading Commission (the "CFTC") implemented under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, effective as of January 1, 2013, the Company has been operated by Ellington Financial Management LLC (the "Manager") pursuant to a commodity pool operator operational exemption from certain regulatory requirements under the U.S. Commodity Exchange Act, as amended, and the regulations of the CFTC. On December 27, 2018, the Company posted to its website estimates of certain preliminary operating results for the month ended November 30, 2018 required to be disclosed pursuant to CFTC Regulation 4.12(c). These materials can be accessed by going to the Company's website, www.ellingtonfinancial.com, under "For Our Shareholders-CFTC Registration."
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date: December 27, 2018	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer